UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2015

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

7999 Gateway Blvd, Suite 300, Newark, California 94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On February 4, 2015, the Compensation Committee of the Board of Directors of Depomed, Inc. (the “Company”) approved 2015 base salaries for the Company’s President and CEO, the Company’s Chief Financial Officer and Senior Vice President, and the Company’s other three mostly highly compensated executive officers who earned at least $100,000 in salary and bonus in fiscal year 2014 and were serving as executive officers at the end of fiscal year 2014 (each, a “named executive officer”).  The Compensation Committee also approved the payment of bonuses for 2014 performance to the named executive officers pursuant to the Company’s bonus plan, and made grants to the named executive officers of (i) options to purchase the Company’s common stock (“Options”) pursuant to the Company’s 2014 Omnibus Incentive Plan (the “Plan”) and (ii) awards of restricted stock units (“Restricted Stock Units”) pursuant to the Plan. The exercise price for each Option is $17.61 per share, which is equal to the closing price of the Company’s common stock on the date of grant.  Each Option will vest in equal monthly installments over 48 months from the date of grant (except that 5/48ths of the shares subject to Dr. Rao’s Option grant will vest on July 18, 2015, the first anniversary of the commencement of his employment with the Company). One quarter of each award of Restricted Stock Units will vest on December 1, 2015, December 1, 2016, December 1, 2017 and December 1, 2018.

The bonus payments for 2014 performance, 2015 base salaries, Option grants and Restricted Stock Unit awards are set forth in the table below.

Officer	Bonus Amount ($)		2015 Base Salary ($)	Stock Options (#)	Restricted Stock Units (#)
James A. Schoeneck President and Chief Executive Officer	525,000		725,000	345,000	138,000
August J. Moretti Chief Financial Officer and Senior Vice President	163,265		387,919	55,000	22,000
Matthew M. Gosling Senior Vice President and General Counsel	188,407		450,000	85,000	35,000
Srinivas G. Rao, M.D. Senior Vice President and Chief Medical Officer	71,070	*	382,875	32,500	17,500
Thadd M. Vargas Senior Vice President, Business Development	137,089		350,587	50,000	20,500

* Dr. Rao will also receive a $20,000 bonus provided he remains employed by the Company on July 15, 2015.

Bonus Plan Amendment

On February 5, 2015 the Compensation Committee of the Board of Directors of Depomed, Inc. amended the Company’s bonus plan (the “Bonus Plan”) to change the bonus targets for certain of the Company’s executive officers, as follows:  (i) to 45% of base salary for each of the Chief Financial Officer, the Chief Commercial Officer, the Chief Medical Officer and the General Counsel; and (ii) to 80% of base salary for the President and Chief Executive Officer.

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On February 5, 2015, the Board of Directors of the Company amended the Company’s code of ethics applicable to the Company’s principal executive officer and principal financial and accounting officer.  The amendments are ministerial in nature and were made in conjunction with revisions to the Company’s broader Code of Conduct applicable to all employees.  The code of ethics will be available on the Company’s website not later than February 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: February 6, 2015	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel